Exhibit 99.1

Investor Presentation May 2009

2 Forward-Looking Information Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that our expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine; changes in the prices of our raw materials, including but not limited to the price of natural gas; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; continued disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. These forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.

3 Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense production focus: Improve reliability and efficiency Increase production of incrementally lower-cost volumes Innovate production methods Our production focus combined with earnings leverage to potash price delivers margin Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine North Mine Developmental Asset

4 Company Overview The largest U.S. producer of potash or potassium fertilizer Only Western world producer created and dedicated solely to potash-related products Supplies ~1.6% of Global demand and ~9.2% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, or marketed as Trio® 5 active production facilities Nameplate capacity of 1.2MM tons of potash and 0.25MM tons of Trio® Strong balance sheet 741 employees as of March 31, 2009 Over 280 customers

5 A Strong Cash Position, Zero Debt, and Cash Flows Pro Forma EBITDA(1) (In millions) Balance Sheet as of March 31, 2009 1 Non-GAAP reconciliation available $36.2 $55.1 $83.7 $41.4 $43.6 Q108 Q208 Q308 Q408 Q109 Cash and Cash Equivalents $ 102 million Debt Outstanding $ - Availability under the Credit Line $ 125 million

6 Building Upon Our History of Value Creation Through Innovation February 2004: Acquired Carlsbad facilities from Mississippi Chemical April 2004: Acquired Wendover facility from Reilly Chemical February 2000: Acquired Moab facility from Potash Corp. 2000 2005 2006 2008 2007 2004 2004: Doubled Moab production by being first to use horizontal drilling methods 2007 and 2008: Build out of management team to execute growth plan August 2005: Began langbeinite production by building first-of-its-kind plant in Carlsbad Approximately $165 Million Invested Since Inception to Improve and Expand Facilities September 2004: Built deep brine well at Wendover Years added to Mine Life: 120 Years added to Mine Life: 30 Years added to Mine Life: 59 2009 Phase 1 of the HB Solar Solution Mine Years added to Mine Life: 28

7 36 percent increase in effective capacity The Intrepid Potash Growth Story Multiple organic growth projects in place to expand production at our existing facilities Significant strength in potash pricing environment Attractive development assets Narrowing the gap between effective and nameplate capacity (1) 2011 - 2012 estimates include HB Mine production (2) Granular MOP Midwest Price – Source: Green Markets 6.3 percent CAGR Granular MOP Midwest Price ($ per ton)(2) Intrepid Production Capacity (‘000 tons)(1) Potash 2007 2008 $684 2009 600 900 1,200 1,500 2007 2008E 2009E 2010E 2011E 2012E Tons of Annual Production Capacity (000’s) Effective Nameplate 0 100 200 300 400 500 600 700 800 900 J F M A M J J A S O N D J F M A M J J A S O N D J F M A

8 Why Consider an Investment in Intrepid Potash Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Significant Margin Opportunity Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities Long-Life Reserves Experienced Management Team with Significant Equity Ownership

9 Demand and Supply Conditions Lead to the Current Pricing Environment Granular MOP Midwest Pricing Midwest Granular MOP ($/ton) Source: Green Markets, Fertecon, IPNI Example Prices ($ / ton) U.S. Midwest (fob warehouse) $640 spot Saskatchewan (fob mine) $770 spot Brazil (cfr Brazilian port) $680 spot China (cfr Chinese port) $590 contract as of April 2008 Japan (cfr Japanese port) $816 contract as of November 2008 India (cfr Indian port) $625 contract as of March 2008 Dec. 2006: Russian mine flood removes 1.3MM tons of KCL 1991: Collapse of Soviet Union 2006: Canpotex concludes pricing negotiations with China 1997: Potacan mine flood removes 0.8MM tons of KCL 1986: Berezniki 3 mine flood removes 1.8MM tons of KCL 2000: Acquisition of Moab 2004: Acquisition of Carlsbad and Wendover Nov. 2008 - Present: Global buyer stand-off and significant reported production curtailments Aug. 2008: Record low potash inventories Mar. 2009: BPC announces $750 - $765 per metric tonne to Brazil 0 100 200 300 400 500 600 700 800 900 1985 1987 1989 1991 1993 1995 1997 1999 2002 2004 2006 2008

10 Since January 2006 Lower Historical Potash Price Volatility Number of Weekly Price Declines(1) Nickel 94 Crude Oil 79 Gold 67 Corn 70 Potash 25 Source: Bloomberg, Green Markets Notes: (1) Number of weeks declined out of the last 175 weeks; As of 5/8/2009 (2) Price for Granular MOP Midwest Indexed Historical Granular MOP Midwest Prices Compared to Commodity Prices Nickel Corn Potash (2) Gold Crude Oil 50 100 150 200 250 300 350 400 450 Jan-06 Apr-06 Jul-06 Oct-06 Jan-07 Apr-07 Jul-07 Oct-07 Jan-08 Apr-08 Jul-08 Oct-08 Jan-09

11 Potash has the Best Fundamentals Source: Green Markets Notes: (1) Number of weeks declined out of the last 70 weeks, As of 5/4/2009 (2) Price for Granular MOP Midwest Since January 2008 Indexed Historical Granular MOP Midwest Prices Compared to Other Fertilizers Prices Number of Weekly Price Declines(1) Urea 31 DAP 22 Potash 12 Urea (U.S. Gulf Prill Import) DAP (New Orleans Barge) Potash (2) 40 60 80 100 120 140 160 180 200 220 240 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09

12 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1984 1988 1992 1996 2000 2004 2008 Grain Production (Millions of Tons) 10% 20% 30% 40% 50% Stock to Use Ratio Fundamentals of Increasing Population and Meat Consumption Continue to Drive Grain Demand Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly Source: United Nations Food and Agriculture Organization (FAO), U.S. Department of Agriculture (USDA), PPI, IFA, Fertecon (1) Futures prices based on Closing price of Chicago Board of Trade futures contracts as of 5/8/2009; futures prices for December delivery in forecast years. Grain Production Stock to Use Ratio World Grain Production and Stock to Use Ratios Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Population vs. Fertilizer and Meat Consumption People (Bn) CBOT World Meat Consumption 2010E MM Tons 5 Year Average Current Fall 2009 Futures Soybeans: $7.45 $11.34 $9.79 Wheat: $4.74 $5.80 $6.39 Corn: $3.03 $4.14 $4.40 E 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E 0 1 2 3 4 5 6 7 8 1965 1970 1975 1980 1985 1990 1995 2000 2005E 2010E 0 50 100 150 200 250 300 350 $0 $2 $4 $6 $8 $10 $12 1980 1984 1988 1992 1996 2000 2004 2008 $/bushel Wheat All Corn Soybeans World Population World NPK Fertilizer Consumption

13 In spite of financial crisis, population growth continues Assuming a 1.17% growth rate in world population: Each year – 80 million more people Approximately 10 more New York Cities This would require an additional 43 million acres of arable land (1.3x the farmland in Iowa)(1) A world yield response of 1.17%, to maintain current rates of arable land Potash Deliveries Track Population Growth Source: FERTECON, US Census Bureau (1) State Data Center of Iowa; 2006 estimate Historical CAGRs (%) Potash Deliveries 5-Year Forward CAGRS (2008 – 2012) 8.5% 6.0% China India 5.1% Brazil Since 1962 2.8% 2.5% World Potash Consumption ex. FSU World Potash Consumption Since 2000 3.6% 3.5% Collapse of Soviet Union India / China GDP Growth NA 9.5% Historical Global Population or 0 10 20 30 40 50 60 70 80 1981 1984 1987 1990 1993 1996 1999 2002 2005 2008E 2011E (000s Tons in KCL Equivalent) 0 1 2 3 4 5 6 7 8 Global Midyear Population (in billions) World World ex. FSU

14 Strong Returns Continue for Corn Growers - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying - Land costs are shown as the rental rate of land (opportunity cost) - Corn Farm Price is Dec. futures price minus $0.30 basis Source: USDA, USGS, Intrepid Corn Farm Price Potash (7%) Land (22%) Non-Land Fixed Costs (26%) Other Variable Costs (29%) Total Fertilizer (23%) Per Bushel Return Historical Corn Input Costs and Price Potash Apparent Consumption $ per bushel Potash Apparent Consumption (KCL tons ‘000) - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 - 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008F 2009F 2010F 2009 2010 Farm Price 3.98 $ 4.11 $ Gross Margin 0.84 $ 0.93 $ Input Costs Potash 0.16 $ 0.16 $ Total Fertilizer 0.66 $ 0.68 $ Other Variable 0.94 $ 0.94 $ Non-Land 0.83 $ 0.84 $ Land 0.71 $ 0.72 $ Total 3.14 $ 3.18 $

15 Potash Consumption U.S Potash Apparent Consumption (‘000 Tons KCL) and Planted Corn Acres (MM) Apparent consumption is measured as: Sales – Exports + Imports Source : USGS KCL Consumption (‘000 Tons) Planted Acres of Corn (MM) Potash fertilizer consumption has remained relatively constant over the past 25 years, with an annual volatility of less than 10% Corn acres planted in the U.S. have increased to over 85MM acres in the past two years and are estimated to be near 85MM acres again in 2009. - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008F KCL Tons Planted Corn Acres

16 Yield Response at Varying Soil Test Levels Average Yield Response to Potash Fertilization (1) ROI for corn and soybeans on very low/low and medium/optimum soils - No data for medium alfalfa yields. Response shown is an average of low and high yield responses. - Avg. relative yield assumes all other factors are non-limiting, yields approach 100% after fertilization, application rates are optimum, and crop response reflects a similar response estimated from many sites and years . Assume 100% yield of 170 bu/acre for corn Source: IPNI Average Yield Response to Potash Corn Bushels/Acre Without Potash 2.5x – 4.7x ROI (1) 100 110 120 130 140 150 160 170 180 0% 5% 10% 15% 20% 25% 30% 35% 40% Very Low/Low Medium/Optimum High Very High Soil Test Level Corn/Soybeans Alfalfa Corn/Soybeans Yield Without Fertilization

17 (1) Supply curtailments include 2.7MM tons in 2008 and 6.5MM tons in 2009 based on Fertecon estimates and company announcements Source: Fertecon, Intrepid Potash, and public filings Long Term Supply Fundamentals Intact World Potash Production vs. Consumption Growth Assumes 92% Industry Operating Rate For New & Existing Supply MM Tons of KCL Equivalent January ‘09 Fertecon Delivery Growth Estimate Cumulative Announced Capacity Increases 2008 Existing Supply (Assumes no mine disruption, depletion, flooding, etc.) Inventory Drawdown in 2007 Announced Capacity Expansions On Hold Existing Supply Curtailed (1) August ‘08 Fertecon Delivery Growth Estimate 40 45 50 55 60 65 70 75 80 85 90 2005 2006 2007 2008F 2009F 2010F 2011F 2012F 2013F

18 Few Global Producers, With Strong Balance Sheets 2007– MM KCL Equivalent Tons (2) (3) (2) (2) Source: Public filings and select country data from IFA (1) 2007 figures are for December 2006 through November 2007. Mosaic’s fiscal year ends on May 31. (2) PCS has ownership stake. (3) PCS markets Intrepid Potash’s products outside North America. (4) Compass Minerals produces potassium sulfate (SOP), which does not compete directly with MOP. Compass Minerals’ SOP is produced both directly and by reprocessing MOP purchased from other producers. Estimated reprocessed production is excluded from the figures for Compass Minerals. (1) (4) Production Share Canpotex BPC 1.5% Net Debt/Market Capitalization averages 7.8% across all public companies 0 1 2 3 4 5 6 7 8 9 10 11 PCS Mosaic Agrium Belaruskali Uralkali K&S Silvinit ICL China APC Intrepid SQM Vale Compass PCS Affiliates BPC Canpotex RoW Intrepid 28.5% 13.4% 23.8% 32.7%

19 Why Potash Only? Market Structure for Key Fertilizer Nutrients Potash Nitrogen Phosphate (4) Producing Countries 12 ~60 ~44 Key Inputs Potash ore Natural gas Phosphate rock Sulfuric acid Ammonia % of Overall Fertilizer Market 17% 59% 24% Market Share of Top 5 Producers(1) 64% 13% Ammonia 39% Urea 41% Phosphoric Acid 49% Phosphate Rock % of Production Government Controlled 19% 57% 47% Industry Nameplate Operating Rate (1) 85% Potash (93% Effective Capacity) (2) 86% Ammonia 89% Urea 81% Phosphoric Acid 82% Phosphate Rock Time for Greenfield 5 – 7 years 3 years 3 – 4 years Logistics for Greenfield Most Difficult Least Difficult More Difficult Estimated Cost for Greenfield (3) $2.8Bn for 2.2MM Tons $1.0Bn for 1.1MM Tons $1.5Bn for 1.1MM Tons (1) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer. (2) Estimated by Intrepid Potash from historic production. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Effective capacity for potash estimated based on historic production. (3) Does not include infrastructure outside the plant gates (e.g. rail, road networks, utility systems). (4) Includes all types of phosphate fertilizer production.

20 Potash Salt COMPO Fertiva Complementary Business Agrium Potash Phosphates Other The Only Western World Potash Pure-Play K+S Potash Potash Phosphates Nitrogen Potash Corp Mosaic Uralkali Potash Intrepid Comparables Revenue by Product - North America Comparables Revenue by Product - International ICL Potash Fertilizer & Phosphates Chemicals & Others Advanced Technologies Nitrogen Phosphates Retail Potash Source: Intrepid Potash, company websites and 2008 company financials Complementary Business Other 13% 2% 19% 16% 50% 24% 22% 54% 100% 31% 26% 43% 4% 8% 18% 8% 55% 7% 100% 31% 52% 17%

21 Global Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Source: IPNI, Fertecon, Intrepid Potash Global Production (000s Tons KCL Equivalent) Global Production Potash Inventory Trendline Risks to Production Supply Shocks Delays in Projects Labor Shortage/Disputes Depletion Current market conditions are having an impact on inventories Global production cuts remain in place 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 30,000 40,000 50,000 60,000 70,000 80,000

22 Production Curtailed to Match Demand 000s Tons in KCL Equivalent (1) Sales include both domestic and export sales (2) August – September 2008 North American production negatively impacted by strike at Potash Corp. facilities Source: IPNI 2009 North American Production Curtailment Announcements Potash Corp: 2MM tonnes as of January, announced additional 1.5MM tonne curtailment in March Mosaic: 2MM tonnes in fiscal year 2009 (June 2008 – May 2009) Agrium: Continuing to operate below full production rates Intrepid: Temporary two-week shutdowns at Carlsbad facilities in February and March, followed by shift reductions Sales (1) Production (2) - 500 1,000 1,500 2,000 2,500 3,000 Jan-06 Apr-06 Jul-06 Oct-06 Jan-07 Apr-07 Jul-07 Oct-07 Jan-08 Apr-08 Jul-08 Oct-08 Jan-09

23 Current Market Realities Global Buyer Hesitation Persists Building Producer Inventories - Elective Production Curtailments / Mine Shutdowns Slower Sales into Agricultural & Industrial Markets Beginning to See Sell Through in Inventory Channels Intrepid Management Actions Committed to Maintaining Strong Balance Sheet Continuing to Actively Monitor Market Environment and Our Inventory Levels Management of Operating Cost Per Ton Elective Production Curtailments / Mine Shutdowns and Operating Shift Optimization to Effectively Manage the Business Ability to Defer Discretionary Capital and Maintenance Spending Focus on Margins

24 Average Potash Consumption Approximately 5x Greater than Our Average Production in Our Markets Low High Source: Association of American Plant Food Control Officials (AAPFCO), TFI; Intrepid Potash New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Strategically Located Assets Intrepid Mine Location

25 Sales of Potash & Trio® in the United States Potash & Trio® Potash Trio® (Represents sales of at least 500 short tons in 2008) Intrepid Sells Potash & Trio® into Multiple Markets & Multiple End Users Intrepid Mine Location

26 (2) (2) Source: Green Markets and Fertecon Notes: (1) Based on FY 2008 for Intrepid Potash Inc., Potash Corp., Mosaic Co., Agrium Inc. (2) Adjusted COGS include: Cash operating costs, including all royalty, profit and capital taxes; Royalties of $16 per ton for Intrepid; Royalty, profit and capital taxes of $71 per ton for N. American Competitors Intrepid vs. North American Competitors Most Recently Reported Year ($ per ton) Intrepid’s Advantage Most Recently Reported Year ($ per ton) (1) Our 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of our principal competitors Q1 -2009 resulted in a $227 per ton sales price advantage and a net gross margin advantage of $203 per ton 88 7 + = Strategically Located: Location, Tax Advantage, and Leverage to Potash Price 486 398 (181) (174) 0 100 200 300 400 500 600 Realized Price Adjusted COGS Intrepid N. American Competitors 88 (7) 81 -30 0 30 60 90 120 Realized Price Adjusted COGS Gross Margin Advantage

Diversified Markets and Customer Base

Intrepid Potash Sales



Agricultural
Includes:
Barley
Corn
Cotton
Hay
Nuts
Rice
Soybeans
Vegetables
Wheat
Industrial
Feed

	FY 2008	Q1 - 2009
Agricultural	62%	61%
Industrial	30%	22%
Feed	8%	17%

- We sell Potash into 3 different markets: Agricultural, Industrial and Feed
  - Agricultural represents ~60% of Intrepid sales compared to an industry average of 92%[(1)]
- Agricultural primarily consumes granular potash, industrial primarily consumes standard potash
  - Standard potash costs less to produce
  - Pricing similar across segments
- Industrial primarily consists of oil and gas drillers
- Industrial customers rely on spot market sales and just-in-time delivery

(1) Source: Fertecon

INTREPID POTASH

27

28 Low-Cost, Solar Evaporation Assets

29 $600 per ton Capex to reopen an existing mine compared to an estimated cost of ~$1,200 per ton for greenfield projects HB expected to be among the lower-cost potash mines in North America Same proven solar evaporation and solution mining technology as used in Moab Will share infrastructure with existing Carlsbad operations Production cost per ton estimated to be $65 to $70 per ton(1) Estimated annual production – 150,000-200,000 tons Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009 We anticipate completing the EIS process by September 2011 Production planned to begin 12 months after permit approval Total area available to be flooded: 1.3x size of Manhattan HB Potash Solution Mine: Innovate and Increase Potash Pillar (1) Based on third party feasibility study

30 Capital Estimates ($MM) Facility Estimated Estimate on Capital ($000s) Theoretical Additional Product Tons (000s Tons) $ Capital/ Ton of Capacity ($/Ton) Estimated in service date Potash Debottlenecking and Expansion Projects at Existing Facilities Storage and Hoisting Capacity Upgrade West H2 2009 52 H2 2009 Coarse Tails Potash Recovery West H2 2009 9 H2 2009 Thickener Upgrade East H2 2009 15 H2 2009 Additional Caverns Moab Completed 10 In Service Total Potash Debottlenecking and Expansion Projects $24,500 - $28,000 86 $305 Langbeinite Recovery Project at East Mine Langbeinite Recovery Project East 2011 $40,000 – $60,000 200 $250 2011 HB Solution Mine HB $95,000 - $115,000 175 $600 Well-Defined Attractive Growth Opportunities to Increase Production 2009 Capex budget of $90 to $130 million, $28 to $33 million of which will be allocated to fund portions of the projects listed above

31 Opportunity at the North Mine Current infrastructure allows North Mine to reopen at a capital cost much less than a greenfield project Full conventional underground mine and process facility, idled in early 1980’s Two concrete lined shafts, utilities, brine disposal, tailings disposal and other infrastructure already in place Technology advances in underground mining expected to make North Mine more efficient than in previous years The North Mine was producing between 300,000 and 350,000 tons of MOP per year at the time of shutdown

32 19,033 Low-Cost, Low-Sovereign Risk Expansions Capital Cost Curve for Announced Potash Expansion Projects Capital Costs ($) / ton (1) Incremental Annual Production Capacity (2) MOS / PCS / Intrepid PCS CVRD (Argentina) MagMinerals (Congo) Greenfield Project Intrepid Greenfield (HB) Brownfield Project Intrepid Brownfield Notes: (1) Annual KCl production per year (2) Thousand tons of KCl Mosaic 0 200 400 600 800 1,000 1,200

33 Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Significant Margin Opportunity Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities Long-Life Reserves Experienced Management Team with Significant Equity Ownership Why Consider an Investment in Intrepid Potash

Appendix

35 Innovate and Increase Production Unique and Innovative Growth Projects Completed Since 2002 Facility Completed Capital ($000’s) Additional Product Tons (000’s Tons) $ Capital/ Ton of Capacity ($/Ton) 1st Horizontal Potash Cavern Moab Q4 2004 5,000 40 125 2nd Horizontal Potash Cavern Moab Q4 2005 5,000 20 250 1st Deep Brine Well Wendover Q1 2005 1,500 10 150 Langbeinite Plant East Q3 2005 20,000 220 91 Additional Operating Panel East Q1 2008 2,800 30 93 2nd & 3rd Deep Brine Well Wendover Q4 2008 4,000 16 250

36 Improvements: Reliability and Efficiency Location Project Description Moab, UT Drilled and completed first potash horizontal solution mining caverns Refurbish warehouses Upgraded electrical system Optimized potash and tails leaching Wendover, UT Drilled and completed two corrosion-resistant deep-brine wells Installed new flotation equipment to improve potash recovery Replaced product dryer to increase throughput and allow fuel switching Debottleneck Mill Upgraded sizing and compaction West Mine, NM Installed new flotation equipment to improve potash recovery Installed state-of-the-art wireless communications systems to increase safety, improve productivity and allow for future technology additions Upgrade skips and hoist Upgrade brine and tails system East Mine, NM Installed innovative processing facility to allow for the co-production of potash and langbeinite from one ore feed Installed state-of-the-art wireless communications systems to increase safety, improve productivity and allow for future technology additions Process optimization and improved recovery; K analyzer controls Significantly upgrade storage warehouses Carlsbad, NM Purchased high productivity mining equipment modified for potash extraction from original its configuration intended for coal mining applications Conducted detailed risk assessment, implementing recommendations General Capital Improvements / Corporate / IT Installed Mincom enterprise resource planning and asset management software to improve maintenance and mine planning functions Upgraded lab equipment to enhance ability to respond to changes in ore feed and product quality, to include: additions of an x-ray diffraction analyzer, an inductively coupled plasma (ICP) spectrometer, an ion chromatograph, and a new particle size analyzer 3-D seismic surveys and oil and gas logs to delineate potash ore zones New state-of-the-art control panels to replace outmoded control equipment Carlsbad- Implemented a Behavior Based Safety Program Detailed Process analysis and improved maintenance planning Selected to be in MSHA Partnership program

37 Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Current Annual Nameplate Capacity in Potash Product Tons Current Annual Effective Capacity in Potash Product Tons Muriate of Potash Solar Moab 1965 Solution 124 180 93 Wendover 1932 Shallow Brine 30 120 93 HB Solution Mine(2) N/A Solution 28 - - Conventional Carlsbad West 1931 Underground 122 510 440 Carlsbad East 1965 Underground 42 390 340 Total Muriate of Potash 1,200 966 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 43 250 210 (1) Based upon reserves as estimated by Agapito Associates in accordance with SEC requirements. (2) The Carlsbad HB Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking effective capacity brings on new low-cost tons

Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows


St. Paul mine (Congo) (0.8MM tons KCL / yr)
Berezniki 3 mine (1.8MM tons KCL / yr)
PCA (Patience Lake) (0.8MM tons KCL / yr)
Potacan mine (0.8MM tons KCL / yr)
Berezniki I (1.3MM tons KCL / yr)
1976
1980
1984
1988
1992
1996
2000
2004
2008
Mines with Water Inflows
• K2 Mine Esterhazy
• Penobsquis Mine, Sussex

In the 70 plus years of potash mining in the Carlsbad area there has never been a mine lost to flooding or a water incursion due to geologic differences

Mine Closures Due to Depletion

Historical Depleted Mines

- Theodore, Amelie, Marie Louis mines in France
- Pasquasi and San Cataldo mines in Italy
- Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel German mines
- Trona, California
- Several West German / East German mines
- Horizon-Amax, Wills-Weaver, Saunders in Carlsbad

Mines Currently With Less than 15 Years Reserve Life

- Potash operations at Mosaic's Hersey facility will be discontinued in the 2012
- Mosaic, Carlsbad
- Boulby, England
- Soligorsk I, Belarussia
- Taquari, Brazil

Source: Fertecon, Intrepid Potash, and public filings

INTREPID POTASH
38

39 Demand Growth from BRICs Reaching Recommended Application Levels China Brazil India Source: IPNI, Potash Corp (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ~7MM ~5MM 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

40 Fertilizer Use Far Below Recommended Rates Source: Morgan Stanley, Agricultural Products Research, September 4, 2008 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre) 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Application Rate Scientifically Recommended Rate

41 Solar Evaporation and Solution Mining Technology Existing Solar Evaporation Facility Year Opened Dead Sea Works (ICL) 1970 Arab Potash Company 1973 SQM Solar 1996 Intrepid Moab 1970 Intrepid Wendover 1932 Qinghai Salt Lake Potash Corp - Compass Minerals - Rincon Solar - Existing Solution Mining Facility Year Opened Belle Plaine 1964 Patience Lake 1989 Intrepid Moab 1970

42 Carlsbad Potash Area

43 HB – Phase I Potash Mine Flood Area

44 Conversion Rates 1 metric tonne = 1.102 short tons 1 product ton of potash (KCL or KCL Equivalent) = 61% K20 1 product ton of langbeinite = 22% K20 1 product ton of SOP = 50% K20

45 Select Pro Forma Data Adjusted Pro Forma Net Income (In millions) Pro Forma EBITDA (In millions, except gross margin percentage) Net Sales (In millions) Pro Forma Earnings Per Share (Diluted) $36.2 $55.1 $83.7 $41.4 $43.6 40% 57% 62% 60% 49% Q108 Q208 Q308 Q408 Q109 $15.9 $31.6 $49.8 $24.3 $25.2 Q108 Q208 Q308 Q408 Q109 $74.2 $99.5 $141.2 $77.3 $88.9 Q108 Q208 Q308 Q408 Q109 $0.26 $0.43 $0.66 $0.30 $0.33 Q108 Q208 Q308 Q408 Q109

46 Select Operating Data Potash Net Sales Price (Per short ton) Langbeinite Net Sales Price (Per short ton) $295 $425 $623 $762 $727 Q108 Q208 Q308 Q408 Q109 $123 $188 $283 $323 $330 Q108 Q208 Q308 Q408 Q109

Calculation of Pro Forma EBITDA 47 Non-GAAP Reconciliation We define EBITDA as income from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements to assess: The financial performance of our assets without regard to financing methods, capital structure or historical cost basis Our operating performance and return on capital as compared to other companies in the fertilizer business, without regard to financing or capital structure; and The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities Pro forma net income includes the results of the company and its predecessor, as adjusted for stock compensation, interest and income taxes EBITDA is calculated and reconciled to income from continuing operations in the table below: 2008 2009 Q1 Q4 Q3 Q2 Q1 Pro Forma Net Income $24,681 $22,690 $49,719 $32,446 $19,284 Add: Income tax expense 15,196 13,927 29,474 20,580 12,657 Add: Interest expense, including derivatives 203 2,703 643 (1,201) 1,433 Add: Depreciation, depletion, amortization and accretion 3,492 2,087 3,076 2,782 2,790 Add: Write-off of term loan bank fee - - - 456 - Add: Impairment Expense - - 756 - - Total adjustments 18,891 18,717 33,949 22,617 16,880 Pro Forma Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization $43,572 $41,407 $83,668 $55,063 $36,164

48 Historical Quarterly Production and Sales Summary 2009 March 31, December 31, September 30, June 30, March 31, Production volume (in '000 per short tons) Potash 137 201 200 210 224 Langbeinite 42 34 50 58 56 Sales volume (in '000 per short tons) Potash 99 94 204 213 213 Trio® 38 17 50 47 93 INTREPID POTASH, INC. SELECTED OPERATIONS DATA (UNAUDITED) (Data in short tons) 2008

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn

Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
0-80	Very Low/Low	35%	91.80	$ 226.10	$ 48.16	$ 177.94	$ 4.70
81-130	Medium/Optimum	13%	45.90	$ 83.98	$ 24.08	$ 59.90	$ 3.49
131-160	High	2%	22.95	$ 12.92	$ 12.04	$ 0.88	$ 1.07
161+	Very High	0%	0.00	-	-	-	-

Soybeans

Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
0-80	Very Low/Low	35%	126.00	$ 226.10	$ 66.10	$ 160.00	$ 3.42
81-130	Medium/Optimum	13%	63.00	$ 83.98	$ 33.05	$ 50.93	$ 2.54
131-160	High	2%	31.50	$ 12.92	$ 16.52	$ (3.60)	$ 0.78
161+	Very High	0%	0.00	-	-	-	-

Input Costs for Corn ($/bu)

		2009	% of Total Costs
Revenue	$	3.98	
Gross Margin	$	0.84	
Input Costs			
Potash	$	0.16	5%
Total Fertilizer	$	0.66	21%
Other Variable	$	0.94	30%
Non-Land	$	0.83	27%
Land	$	0.71	22%
Total	$	3.14	

Input Costs for Corn ($/acre)

		2009	% of Total Costs
Revenue	$	618.21	
Gross Margin	$	130.92	
Input Costs			
Potash	$	24.38	5%
Total Fertilizer	$	102.38	21%
Other Variable	$	145.34	30%
Non-Land	$	129.63	27%
Land	$	109.95	22%
Total	$	487.30	

Assumes 170 bu/acre, $3.80/bu corn price, $650/ton KCL
Source: IPNI & Intrepid Potash

49

INTREPID POTASH